Exhibit 5.5

		New York Menlo Park Washington DC São Paulo London	Paris Madrid Tokyo Beijing Hong Kong

Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017	212 450 4000 tel 212 701 5800 fax

January 1, 2016

Deutsche Bank AG

Taunusanlage 12

60325 Frankfurt am Main

Germany

Ladies and Gentlemen:

Deutsche Bank Aktiengesellschaft, a stock corporation (Aktiengesellschaft) organized under the laws of the Federal Republic of Germany (the “Bank”), has filed with the Securities and Exchange Commission (the “Commission”) a Registration Statement on Form F-3 on July 31, 2015 (the “Registration Statement”) for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), among other securities, (i) the Bank’s Global Notes, Series A (the “Notes”), to be issued from time to time pursuant to the senior indenture, dated as of November 22, 2006 (as supplemented by the First Supplemental Senior Indenture dated as of March 7, 2014, the Second Supplemental Senior Indenture dated as of January 1, 2015 and the Third Second Supplemental Senior Indenture dated as of January 1, 2016, the “Indenture”), among the Bank, Law Debenture Trust Company of New York, as trustee (the “Trustee”), and Deutsche Bank Trust Company Americas, as paying agent, issuing agent, authenticating agent and registrar, and (ii) the Bank’s equity-linked (including equity index-linked) warrants (the “Warrants,” together with the Notes, the “Securities”) to be issued from time to time pursuant to the warrant agreement dated as of November 15, 2007 (as supplemented by the First Amendment to the Warrant Agreement dated as of January 1, 2015 and the Second Amendment to the Warrant Agreement, dated as of January 1, 2016, the “Warrant Agreement”), between the Bank, as issuer, and Deutsche Bank Trust Company Americas, as paying agent, issuing agent, registrar and warrant agent (the “Warrant Agent”).

We have been appointed by you as your special United States products counsel, and we have examined originals or copies of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

In rendering the opinions expressed herein, we have, without independent inquiry or investigation, assumed that (i) all documents submitted to us as originals are authentic and complete, (ii) all documents submitted to us as copies conform to authentic, complete originals,

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(iii) all documents filed as exhibits to the Registration Statement that have not been executed will conform to the forms thereof, (iv) all signatures on all documents that we reviewed are genuine, (v) all natural persons executing documents had and have the legal capacity to do so, (vi) all statements in certificates of public officials and officers of the Bank that we reviewed were and are accurate and (vii) all representations made by the Bank as to matters of fact in the documents that we reviewed were and are accurate.

Based upon the foregoing, and subject to the additional assumptions and qualifications set forth below, we advise you that, in our opinion, when the specific terms of a particular series of Securities have been duly authorized and established in accordance with the Indenture or the Warrant Agreement, as applicable; and such Securities have been duly authorized, executed, authenticated, issued and delivered in accordance with the Indenture or the Warrant Agreement, as applicable, and the applicable underwriting or other distribution agreement against payment therefor, such Securities will constitute valid and binding obligations of the Bank, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith) and possible judicial applications giving effect to governmental actions or foreign laws affecting creditors’ rights, provided that we express no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above and (ii) the validity, legally binding effect or enforceability of any provision that permits holders to collect any portion of the stated principal amount upon acceleration of Securities to the extent determined to constitute unearned interest.

In connection with the opinion expressed above, we have assumed that at or prior to the time of the delivery of any Securities, (i) the Bank’s Management Board shall have duly established the terms of the Securities and duly authorized the issuance, execution, sale and delivery of the Securities, in each case as a matter of German law, and such authorization shall not have been modified or rescinded; (ii) the Bank is, and shall remain, validly existing as a stock corporation in good standing under the laws of the Federal Republic of Germany; (iii) the effectiveness of the Registration Statement shall not have been terminated or rescinded; (iv) the Indenture, the Warrant Agreement and the Securities have been duly authorized, executed, authenticated (if applicable) and delivered by, and are each valid, binding and enforceable agreements of, each party thereto (other than as expressly covered above in respect of the Bank); (v) the Securities will be executed in substantially the form reviewed by us, (vi) the execution and delivery by each such party to each document to which it is a party, and the performance by each such party of all of its obligations under each document to which it is a party (x) do not contravene, or constitute a default under, the articles or certificate of incorporation of bylaws or other constitutive documents of such party, (y) require no action by or in respect of, or filing with, any governmental body, agency or official and (z) do not and will not contravene, or constitute a default under, any provision of applicable law or regulation (other than any such law or regulation of the State of New York or the federal laws of the United States), or any agreement, judgment, injunction, order, decree or other instrument binding on any such party; and (vii) there shall not have occurred any change in law affecting the validity or enforceability of such Security. We have also assumed that none of the terms of any Security to be established subsequent to the date hereof, nor the issuance and delivery of such Security, nor the compliance by the Bank with the terms of such Security will violate any applicable law or public policy or will result in a violation of any provision of any instrument or agreement then binding upon the Bank, or any restriction imposed by any court or governmental body having jurisdiction over the Bank.

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In connection with our opinion above, we note that, as of the date of this opinion, a judgment for money in an action based on Securities payable in foreign currencies in a federal or state court in the United States ordinarily would be enforced in the United States only in United States dollars. The date used to determine the rate of conversion of the foreign currency in which a particular Security is payable into United States dollars will depend upon various factors, including which court renders the judgment. However, if a judgment for money in an action based on the Securities were entered by a New York court, such court would enter the judgment in the foreign currency. In addition, we express no opinion as to any provision in the Indenture and the Warrant Agreement that (i) subjects the Bank to any claim for deficiency resulting from a judgment being rendered in a currency other than the currency called for in the Indenture or the Warrant Agreement, or (ii) purports to constitute a waiver by the Bank of any right to pay any amount under the Indenture or the Warrant Agreement in a currency other than that in which such amount is expressed to be payable.

We express no opinion as to provisions in the Indenture and the Warrant Agreement which purport to constitute waivers of objections to venue, or claims that a particular jurisdiction is an inconvenient forum.

We are members of the Bar of the State of New York, and the foregoing opinion is limited to the laws of the State of New York. Insofar as the foregoing opinion and the opinions expressed in the paragraphs quoted below involve matters governed by German law, we have relied, without independent inquiry or investigation, on the opinion of Group Legal Services of Deutsche Bank AG, dated as of January 1, 2016, filed as Exhibit A hereto.

We hereby consent to the filing of this opinion as an exhibit to a Current Report on Form 6-K dated as of the date hereof to be filed by the Bank with the Commission and its incorporation by reference into the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

In addition, if a pricing supplement relating to the offer and sale of any particular Note or Notes is prepared and filed by the Bank with the Commission on this date or a future date and the pricing supplement contains a reference to us and our opinion substantially in the form set forth below, this consent shall apply to the reference to us and our opinion in substantially such form:

“In the opinion of Davis Polk & Wardwell LLP, as special United States products counsel to the Bank, when the notes offered by this pricing supplement have been executed and issued by the Bank and authenticated by the authenticating agent, acting on behalf of the trustee pursuant to the Indenture, and delivered against payment as contemplated herein, such notes will be valid and binding obligations of the Bank, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith) and possible judicial applications giving effect to governmental actions or foreign laws affecting creditors’ rights, provided that such counsel expresses no opinion as to [(i)] the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above [and (ii) the validity, legally binding effect or enforceability of any provision that permits holders to collect any portion of the stated principal

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amount upon acceleration of the notes to the extent determined to constitute unearned interest.] This opinion is given as of the date hereof and is limited to the laws of the State of New York. Insofar as this opinion involves matters governed by German law, Davis Polk & Wardwell LLP has relied, without independent investigation, on the opinion of Group Legal Services of Deutsche Bank AG, dated as of January 1, 2016, filed as an exhibit to the opinion of Davis Polk & Wardwell LLP, and this opinion is subject to the same assumptions, qualifications and limitations with respect to such matters as are contained in such opinion of Group Legal Services of Deutsche Bank AG. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the Indenture and the authentication of the notes by the authenticating agent and the validity, binding nature and enforceability of the Indenture with respect to the trustee, all as stated in the opinion of Davis Polk & Wardwell LLP dated as of January 1, 2016, which has been filed by the Bank on Form 6-K dated as of January 1, 2016. [This opinion is also subject to the discussion, as stated in such opinion, of the enforcement of notes denominated in a foreign currency.]”

If a pricing supplement relating to the offer and sale of any particular Warrant or Warrants is prepared and filed by the Bank with the Commission on this date or a future date and the pricing supplement contains a reference to us and our opinion substantially in the form set forth below, this consent shall apply to the reference to us and our opinion in substantially such form:

“In the opinion of Davis Polk & Wardwell LLP, as special United States products counsel to the Bank, when the warrants offered by this pricing supplement have been executed and issued by the Bank and authenticated by the warrant agent pursuant to the Warrant Agreement, and delivered against payment as contemplated herein, such warrants will be valid and binding obligations of the Bank, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith) and possible judicial applications giving effect to governmental actions or foreign laws affecting creditors’ rights, provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date hereof and is limited to the laws of the State of New York. Insofar as this opinion involves matters governed by German law, Davis Polk & Wardwell LLP has relied, without independent investigation, on the opinion of Group Legal Services of Deutsche Bank AG, dated as of January 1, 2016, filed as an exhibit to the opinion of Davis Polk & Wardwell LLP, and this opinion is subject to the same assumptions, qualifications and limitations with respect to such matters as are contained in such opinion of Group Legal Services of Deutsche Bank AG. In addition, this opinion is subject to customary assumptions about the warrant agent’s authorization, execution and delivery of the Warrant Agreement and its authentication of the warrants and the validity, binding nature and enforceability of the Warrant Agreement with respect to the warrant agent, all as stated in the opinion of Davis Polk & Wardwell LLP dated as of January 1, 2016, which has been filed by the Bank on Form 6-K dated as of January 1,

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2016. [This opinion is also subject to the discussion, as stated in such opinion, of the enforcement of warrants denominated in a foreign currency.]”

Very truly yours,

/s/ DAVIS POLK & WARDWELL LLP